Exhibit 10.2
1.FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of May 22, 2026 ("Effective Date"), by and between SUNNYVALE OFFICE ACQUISITION, LLC, a Delaware limited liability company ("Landlord"), and GRAIL, INC., a Delaware corporation ("Tenant").
RECITALS
A.    Landlord and Tenant are parties to that certain Office Lease dated as of September 11, 2025 (the "Lease"), pursuant to which Tenant leases from Landlord certain space containing approximately 75,556 rentable square feet of space (collectively, the "Existing Premises") on the first (1st), second (2nd), and third (3rd) floors of that certain office building located at 250 S. Mathilda Avenue, Sunnyvale, California (the "Building") and commonly known as Suite 100, Suite 200, and Suite 350, respectively, as more particularly described in the Lease. All terms defined in the Lease when used herein shall have the meanings ascribed to such terms in the Lease unless expressly superseded by the terms of this Amendment.
B.    Landlord and Tenant desire to amend the Lease to (i) provide for the leasing by Tenant of certain storage space, (ii) adjust the rentable square footage of the Premises as a result of a re-measurement of the Premises, and (iii) make certain other Lease modifications, all as more particularly set forth herein.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Storage Space. Effective as of the Storage Space Commencement Date (as defined below), and continuing for the duration of the Lease Term, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the storage room adjacent to the Building's loading area, as outlined and identified with the arrow shown on Exhibit A attached hereto (the "Storage Space"). The Storage Space contains approximately 108 rentable square feet. Section 3 and Section 4 below, and Tenant's obligations thereunder, take into account the Storage Space. Tenant shall accept the Storage Space in its as-is condition as of the Storage Space Commencement Date and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in or to the Storage Space. The "Storage Space Commencement Date" shall mean the date that Landlord delivers the Storage Space to Tenant, which is anticipated to occur on the date immediately following the mutual execution and delivery of this Amendment and such delivery shall be confirmed in a writing executed by the parties. Notwithstanding anything to the contrary in this Section 1, Landlord's failure to deliver the Storage Space to Tenant on the estimated Storage Space Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages, provided that Tenant shall have no liability for payment of rent or any other matter with respect to the Storage Space unless and until the Storage Space is actually delivered to Tenant. Tenant agrees that the Storage Space shall be used for storage of equipment, inventory and other non-perishable items normally used in Tenant's business and for no other purpose (including, without, limitation, general office use). Landlord shall provide lighting suitable for the use of the Storage Space for storage purposes (which shall be bare bulb lighting), and no other utilities or services. Tenant shall be responsible for providing, at Tenant's sole cost and expense, janitorial services to the Storage Space, and

Landlord shall have no obligation to furnish or pay for such service. Tenant further agrees that all of the terms, covenants, conditions, rules and regulations (as may be applicable to storage space) that are contained in the Lease shall apply to Tenant's lease of the Storage Space, except for the provisions therein regarding tenant improvements, rent and other provisions that are not applicable to Storage Space. On the Lease Expiration Date or such earlier termination of Tenant's lease of the Storage Space, Tenant shall surrender the Storage Space to Landlord in accordance with the terms of the Lease. If Tenant shall fail to surrender possession of the Storage Space to Landlord in the condition required by the Lease on or prior to the Lease Expiration Date, Tenant's continued occupancy of the Storage Space shall be on the basis of a tenancy at sufferance, and the provisions of Article 16 of the Lease shall be applicable, and without limitation, Tenant shall pay holdover Base Rent for the Storage Space, which amount shall be in addition to the holdover Base Rent payable for the Premises pursuant to the Lease if and to the extent Tenant has also failed to surrender the Premises as and when required under the Lease. The foregoing shall not imply any right of Tenant to remain in possession of the Storage Space beyond the Lease Expiration Date, and Landlord reserves all other rights and remedies pursuant to the Lease and Applicable Law if Tenant shall fail to timely surrender the Storage Space as required hereunder.
2.Remeasurement. Landlord and Tenant hereby acknowledge and agree that the Premises have been remeasured. In connection with such remeasurement, Landlord and Tenant hereby agree and stipulate that, effective as of the Effective Date of the Lease, the Premises shall be deemed to contain approximately 74,901 rentable square feet of space in the aggregate.
3.Base Rent. Landlord and Tenant hereby agree that the Base Rent chart currently set forth in Section 4 of the Summary is hereby deleted in its entirety and replaced with the following Base Rent chart:

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
10/01/26 – 09/30/27	$5,347,931.40	$445,660.95	$5.95*
10/01/27 – 09/30/28	$5,508,369.34	$459,030.78	$6.13*
10/01/28 – 09/30/29	$5,673,620.42	$472,801.70	$6.31
10/01/29 – 09/30/30	$5,843,829.03	$486,985.75	$6.50
10/01/30 – 09/30/31	$6,019,143.91	$501,595.33	$6.70
10/01/31 – 09/30/32	$6,199,718.22	$516,643.19	$6.90
10/01/32 – 09/30/33	$6,385,709.77	$532,142.48	$7.10
10/01/33 – 09/30/34	$6,577,281.06	$548,106.76	$7.32
10/01/34 – 09/30/35	$6,774,599.49	$564,549.96	$7.54
10/01/35 – 09/30/36	$6,977,837.48	$581,486.46	$7.76
10/01/36 – 09/30/37	$7,187,172.60	$598,931.05	$8.00
4.*Subject to abatement pursuant to Section 3.2 of the Lease.
5.Tenant's Share. Landlord and Tenant hereby agree that the Tenant's Share, as set forth in Section 6 of the Summary, is hereby amended to 46.48%.

6.Letter of Credit.
(a)Landlord is currently holding an L-C under the Lease in the amount of $3,625,011.90 as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. On account of the remeasurement of the Premises pursuant to Section 2 above, the L-C Amount is hereby revised to be $3,593,586.30. Tenant shall have the right to tender to Landlord a replacement L-C or a certificate of amendment to the existing L-C in the form required under Article 21 of the Original Lease and conforming in all respects to the requirements of said Article 21 in the amount of the reduced LC Amount described above in this Section 5(a), in which event Landlord shall exchange the L-C then held by Landlord, if applicable, for the replacement or amended L-C tendered by Tenant. If Tenant tenders a replacement L-C to Landlord, then Landlord shall, within a commercially reasonable period of time, return the existing L-C to Tenant. In no event shall any such reduction of the Letter of Credit be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations under the Lease. Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in connection with the replacement or amended L-C. Landlord shall cooperate in a commercially reasonable manner with Tenant to replace or amend the existing L-C to reflect the reduced L-C Amount.
(b)Landlord and Tenant hereby agree that the L-C reduction chart currently set forth in Section 21.7.2 of the Lease is hereby deleted in its entirety and replaced with the following chart:

Date of Reduction	Amount of Reduction	Remaining L-C Amount
Initial Reduction Date	$1,796,793.15	$1,796,793.15
1 Year Anniversary of Initial Reduction Date	$598,931.05	$1,197,862.10
2 Year Anniversary of Initial Reduction Date	$598,931.05	$598,931.05
7.Intentionally Omitted.
8.Tenant Improvement Allowance; Additional Allowance.
(a)Landlord and Tenant hereby agree that the Tenant Improvement Allowance, as described in Section 14 of the Summary, is hereby amended to $14,231,190.00.
(b)Landlord and Tenant hereby agree that all references in the Lease to the "Additional Allowance", including, without limitation, in Section 15 of the Summary and Section 2.1 of the Tenant Work Letter, are hereby deleted in their entirety (it being agreed that Tenant did not request the use of the Additional Allowance within sixty (60) days of the Possession Date).
(c)Landlord and Tenant hereby agree that the last full paragraph of Section 2.2.1 of the Tenant Work Letter, is hereby deleted in its entirety and replaced with the following:
(d)Notwithstanding the foregoing, (i) not more than $2,846,238.00 (i.e., twenty percent (20%)) in the aggregate of the Tenant Improvement Allowance may be used by Tenant for the items described in Section 2.2.1.1 and Section 2.2.1.2 above, (ii) following the completion of the Tenant Improvements, any unused portion of the Tenant Improvement Allowance, not to exceed $749,010.00 (i.e., $10.00 per rentable square foot of the Premises) in the aggregate, may be utilized by Tenant towards payment of Base Rent for the Premises, so long as Tenant notifies Landlord in writing ("Credit Notice") of the same at least thirty (30) days prior to such application and in any event prior to the Sunset Date, (iii) with respect only to the Additional Allowance, (A) the cap in clause (i) of this paragraph shall not be applicable, and (B) Tenant may utilize up to $749,010.00 (i.e., $10.00 per rentable square foot of the Premises) of the Additional Allowance in the aggregate towards Tenant's moving costs with respect to the Premises, and (iv) Landlord shall be solely responsible for the cost of any Code upgrades required under the Code or any other Applicable Laws in the Common Areas and/or exterior of the Building triggered by the construction of the Tenant Improvements.
9.EV Chargers. Exhibit H to the Lease is hereby deleted in its entirety and replaced with Exhibit B attached to this Amendment. All references in the Lease to the pre-approved locations for the installation of Tenant's EV Chargers shall mean and refer to the colored locations shown in Exhibit B attached to this Amendment. The third sentence of Section 8.6 of the Lease is amended and restated in its entirety to read as follows: “The location of Tenant's EV Chargers other than the colored locations shown on Exhibit H shall be subject to Landlord's reasonable approval.”
10.EV Restoration Work. Section 1.1.3 of Exhibit B to the Lease is hereby deleted in its entirety and Landlord shall have no obligations to perform any EV Restoration Work.
11.Intentionally Omitted.
12.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Newmark on behalf of Tenant and CBRE, Inc., on behalf of Landlord (collectively, the Brokers"), and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent (other than the Brokers), occurring by, through, or under the indemnifying party. The terms of this Section 11 shall survive the expiration or earlier termination of the Lease, as amended.
13.Organization and Authority. Tenant hereby covenants, represents and warrants that (a) Tenant is duly organized, in good standing and qualified to do business under the laws of the state of its formation and, if different, is qualified to do business in the State of California and has all necessary powers to enter into and perform its obligations under the Lease, as amended, (b) this Amendment has been duly and effectively authorized by all necessary action required under Tenant's organizational documents, and (c) this Amendment has been duly executed and delivered on behalf of Tenant, and is a valid and binding agreement of Tenant. Landlord hereby covenants, represents and warrants that (i) Landlord is duly organized, in good standing and qualified to do business under the laws of the state of its formation and, if different, is qualified to do business in the State of California and has all necessary powers to enter into and perform its obligations under the Lease, as amended, (ii) this Amendment has been duly and effectively authorized by all necessary action required under Landlord’s organizational documents, and (iii)

this Amendment has been duly executed and delivered on behalf of Landlord, and is a valid and binding agreement of Landlord.
14.Counterparts. This Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment.
15.California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, the Building and the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Lease, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards disclosed by a CASp inspection requested by Tenant.
16.Ratification and Confirmation. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.
17.Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. In addition, the parties hereto consent and agree that this Amendment may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD: SUNNYVALE OFFICE ACQUISITION, LLC a Delaware limited liability company By Name Title TENANT: GRAIL, INC., a Delaware corporation By Name Title

S-1

Exhibit A

Outline of Storage Space

100
Jan.
Storage
Main
Elec.
Rm
Service
Elev.
Lobby
Elev.
Lobby

Exhibit A -1-

EXHIBIT B
Tenant's EV Chargers

Area depicted is located in the subterranean portion of the Building Parking Facilities.

COLOR	DESCRIPTION
Existing parking stall without EV electrical infrastructure approved for Tenant use
Existing parking stall with EV electrical infrastructure approved for Tenant use

Exhibit B - 1 -